UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 2, 2021

BOINGO WIRELESS, INC.

(Exact name of Registrant as Specified in Charter)

Delaware	001-35155	95-4856877
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10960 Wilshire Blvd., 23rd Floor Los Angeles, California	90024
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 586-5180

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Common Stock, $0.0001 par value	WIFI	The Nasdaq Stock Market LLC
(Title of each class)	(Trading symbol(s))	(Name of each exchange on which registered)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 ( §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introduction

On June 2, 2021, White Sands Bidco, Inc., a Delaware corporation (“Merger Sub”) and a wholly owned subsidiary of White Sands Parent, Inc., a Delaware corporation (“Parent”), completed its merger (the “Merger”) with and into Boingo Wireless, Inc., a Delaware corporation (the “Company”), pursuant to the terms of the Agreement and Plan of Merger, dated as of February 26, 2021 (the “Merger Agreement”), by and among Parent, Merger Sub and the Company. The Company was the surviving corporation in the Merger and, as a result, is now a wholly owned subsidiary of Parent. Parent is controlled by investment funds affiliated with Digital Colony Partners II, LP (“Digital Colony Partners”) and is beneficially owned by such funds and certain other investors.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information set forth in the Introduction to this Current Report on Form 8-K (the “Introduction”) is incorporated into this Item 2.01 by reference.

At the effective time of the Merger (the “Effective Time”), each share of common stock, par value $0.0001 per share, of the Company (“Common Stock”) issued and outstanding as of immediately prior to the Effective Time (other than Dissenting Common Stock, shares held in the treasury of the Company or shares owned by Parent or Merger Sub) were cancelled and automatically converted into the right to receive cash in an amount equal to $14.00, net of applicable withholding taxes and without interest thereon (the “Per Share Merger Consideration”). Company stock options were cancelled at the Effective Time and converted into the right to receive an amount in cash equal to (i) the excess, if any, of the Per Share Merger Consideration over the applicable exercise price multiplied by (ii) the number of shares of Common Stock subject to such stock option (less applicable deductions and withholdings). Company restricted stock units (including any restricted stock units which are subject to performance conditions that had not been satisfied at the Effective Time, which were deemed satisfied in accordance with the terms of the applicable stock plans and award agreements) were cancelled at the Effective Time and converted into the right to receive an amount in cash equal to (i) the Per Share Merger Consideration multiplied by (ii) the number of shares of Common Stock subject to such restricted stock unit (less applicable deductions and withholdings).

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the closing of the Merger, on June 1, 2021, the Company notified the Nasdaq Stock Market LLC (“Nasdaq”) of its intent to remove its Common Stock from listing on Nasdaq and requested Nasdaq file a Notification of Removal from Listing and/or Registration on Form 25 with the Securities and Exchange Commission (the “SEC”) to delist and deregister its shares of Common Stock. The Company intends to file with the SEC a Form 15 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requesting the deregistration of the Common Stock and the suspension of the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act. Trading of the Shares on Nasdaq was suspended as of the closing of trading on June 1, 2021.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth in the Introduction and under Items 2.01 and 5.03 to this Current Report on Form 8-K is incorporated into this Item 3.03 by reference.

Item 5.01	Changes in Control of Registrant.

The information set forth in the Introduction and under Item 2.01 to this Current Report on Form 8-K is incorporated into this Item 5.01 by reference.

In connection with the Merger, the aggregate purchase price paid for all equity securities of the Company was approximately $650 million. The purchase price was funded by equity financing from Digital Colony Partners and debt financing from Truist Bank, Truist Securities, Inc., The Toronto-Dominion Bank, New York Branch, TD Securities (USA) LLC and CIT Bank, N.A.

Parent has pledged shares of the Company in connection with the debt financing described above. To the knowledge of the Company, except as set forth herein, there are no arrangements, including any pledge by any person of securities of the Company or Parent, the operation of which may at a subsequent date result in a further change in control of the Company.

The foregoing description of the Merger Agreement and related transactions (including, without limitation, the Merger) does not purport to be complete and is subject, and qualified in its entirety by reference, to the full text of the Merger Agreement, which is attached as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on February 26, 2021 and incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the consummation of the Merger and as contemplated by the Merger Agreement (and not because of any disagreement with the Company), all of the directors of the Company ceased to be directors of the Company, as of the Effective Time. In accordance with the terms of the Merger Agreement, at the Effective Time, the directors of Merger Sub became directors of the Company. At the Effective Time, the Company’s board of directors consisted of Warren Roll, Liam Stewart, and Jeffrey Ginsburg.

The officers of the Company immediately prior to the Effective Time continued as officers of the Company following the Effective Time.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the Effective Time, the Certificate of Incorporation of the Company, as in effect immediately prior to the Effective Time, was amended and restated to be in the form of the certificate of incorporation set forth on Exhibit A to the Merger Agreement (the “Amended and Restated Certificate of Incorporation”) in accordance with the terms of the Merger Agreement. In addition, at the Effective Time, the Company’s bylaws, as in effect immediately prior to the Effective Time, were amended and restated to be identical to the bylaws of Merger Sub, other than the name of Merger Sub, which was replaced by the name of the Company (the “Bylaws”). Copies of the Amended and Restated Certificate of Incorporation and the Bylaws are filed as Exhibits 3.1 and 3.2 to this Current Report on Form 8-K, respectively, and are incorporated herein by reference.

Item 8.01	Other Events.

On June 2, 2021, the Company issued a press release announcing the completion of the Merger. A copy of the press release is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation of the Company.

3.2	Bylaws of the Company.

99.1	Press Release, dated June 2, 2021, issued by the Company.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOINGO WIRELESS, INC.

DATE: June 2, 2021	By:	/s/ Peter Hovenier
	Name:	Peter Hovenier
	Title:	Chief Financial Officer and Secretary